United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

ISRAEL ACQUISITIONS CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41593	87-3587394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas, 75738
(Address of principal executive offices, including zip code)

(800) 508-1531

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one redeemable warrant	ISRLU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ISRL	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	ISRLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Merger Agreement

As previously disclosed, on January 2, 2024, Israel Acquisitions Corp, a Cayman Islands exempted company (the “Company” or “IAC”) and Pomvom Ltd., a company organized under the laws of the State of Israel (“Pomvom”) entered into a business combination agreement (as amended from time to time, the “Agreement”), pursuant to which, among other things, (i) Pomvom would cause a company organized under the laws of the State of Israel and wholly owned by a trustee (the “NewPubco”) to be formed, (ii) Pomvom would cause a Cayman Islands exempted company and wholly owned, direct subsidiary of NewPubco (“Merger Sub”) to be formed, (iii) Pomvom would cause NewPubco and Merger Sub to become a party to the Agreement by delivering a joinder to the Agreement, (iv) Pomvom would effect the Share Split, (v) NewPubco, the shareholders of Pomvom and the holders of equity awards of Pomvom would effect the Equity Exchange, and (vi) Merger Sub would merge with and into IAC, with IAC surviving the merger as a direct wholly owned subsidiary of NewPubCo (the “Merger”). The collective transactions referenced in (i)-(vi) are hereinafter referred to as the “Transactions”. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

On August 22, 2024, IAC and Pomvom entered into a Mutual Termination Agreement pursuant to which the Agreement was terminated by the mutual consent of IAC and Pomvom, effective as of August 22, 2024 in addition to IAC and Pomvom agreeing to waive any claim or demand on the part of any of the parties against the other parties, except in relation to a violation of the Mutual Termination Agreement or a violation of the confidentiality obligations stipulated in the Merger Agreement. There are no early termination penalties incurred by IAC or Pomvom in connection with the termination of the Agreement.

Sponsor Support Agreement

As previously disclosed, in connection with the execution of the Agreement, on January 2, 2024, Israel Acquisitions Sponsor LLC, a Delaware limited liability company (the “Sponsor”), IAC and Pomvom entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) whereby the Sponsor, among other things, agreed to (a) vote in favor of the Agreement and the Transactions, (b) irrevocably forfeit and surrender a number of ordinary shares of NewPubco for no consideration and (c) be bound to certain other obligations as described in the Sponsor Support Agreement. The Sponsor Support Agreement shall terminate upon the termination of the Agreement in accordance with its terms.

Item 8.01 Other Events.

On August 22, 2024, IAC and Pomvom issued a joint press release announcing the termination of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under Item 1.02 regarding the termination of the Agreement is incorporated into this Item 8.01 by reference.

Forward Looking Statements

This Current Report may include, and oral statements made from time to time by representatives of IAC may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this Current Report are forward-looking statements. When used in this Current Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to IAC or IAC’s management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of IAC’s management, as well as assumptions made by, and information currently available to, IAC’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in IAC’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to IAC’s or persons acting on IAC’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of IAC, including those set forth in the Risk Factors section of IAC’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024. IAC undertakes no obligation to update these statements for revisions or changes after the date of this Current Report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release, dated August 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAEL ACQUISITIONS CORP

Date: August 22, 2024	By:	/s/ Ziv Elul
		Name:	Ziv Elul
		Title:	Chief Executive Officer and Director

4